Exhibit 99.1
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                                                           FOR IMMEDIATE RELEASE
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Contact:
Lilly Donohue
(212) 798-6118

       Global Signal Enters into Long-Term Master Leases with USA Mobility
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         Sarasota Fl. August 24, 2005: Global Signal Inc. (NYSE: GSL) today announced that, on August 19, 2005 (but effective as of July 1, 2005), Global Signal and USA Mobility, Inc. (Nasdaq: USMO), through their respective subsidiaries, entered into Master Antenna Site Leases (the "Master Leases") under which USA Mobility and/or its affiliates may lease space for their equipment on communications sites currently and subsequently owned, managed or leased by Global Signal. As previously disclosed, Global Signal had been in the process of negotiating a new lease with USA Mobility for the sites under the expired lease originally executed with Arch Wireless Holdings, Inc. (the company that merged with Metrocall Holdings, Inc. to form USA Mobility). The Master Leases apply to substantially all equipment that USA Mobility has on Global Signal's communications sites.

         The new Master Leases were effective as of July 1, 2005 and expire on December 31, 2008. Under the Master Leases, USA Mobility may locate up to a specified maximum number of transmitters on Global Signal's sites for a fixed monthly fee. The fixed monthly fee decreases periodically over time from approximately $1.6 million for July 2005 to approximately $1.0 million per month in 2008.

         While discussing the transaction, David Grain, Global Signal's President, commented, "Our new agreement with USA Mobility reflects a true win-win relationship among our companies. It will allow USA Mobility to efficiently rationalize its network while creating an incentive for USA Mobility to concentrate its transmitters on our national portfolio of wireless communications sites. The agreement also provides Global Signal with a predictable long-term revenue stream from a leading provider of paging products and other wireless services."

         About Global Signal

         Global Signal owns, leases or manages over 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit http://www.gsignal.com.

         Safe Harbor

         Certain items in this press release, and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks and uncertainties, including, but not necessarily limited to, statements relating to the rate, timing and location of the deployment of new radio communications systems, USA Mobility's actual use of our communications sites under the Master Leases and the amount and certainty of future monthly payments to us by USA Mobility. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to successfully and efficiently integrate the acquisition of towers from Sprint Corporation into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, the reduced likelihood of closing a transaction which is at a letter of intent stage as opposed to one which is subject to a purchase agreement, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry, changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, USA Mobility's business results, the terms of our leases, integration of new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain credit facilities on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements detailed from time to time in Global Signal's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed on March 31, 2005, and our most recent Registration Statements on Form S-3, filed on June 6, 2005. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this report. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ significantly from those contained in any forward-looking statement. Such forward-looking statements speak only as of the date of this press release and Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.